BKD LLP [Letterhead]
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Audit Committee, Board of Directors
   and Stockholders
Community First Bancorp, Inc.
Madisonville, Kentucky


We consent to the inclusion in the registration statement of Community First Bancorp, Inc. (Company) on Form SB-2 of our report dated February 25, 2005, on our audit of the consolidated financial statements of the Company as of December 31, 2004, and for the year then ended. We also consent to the references to our firm under the caption "Experts."


                                                     /s/ BKD, LLP


Louisville, Kentucky
August 3, 2006